Media Contact Cydney Williams C.Williams@bokf.com BOK Financial announces retirement of CFO Steven Nell in 2023 CRO Marty Grunst will assume CFO role, Mindy Mahaney stepping up as next CRO Tulsa, OK, Nov. 16, 2022- BOK Financial announced that Chief Financial Officer Steven Nell will retire effective March 31, 2023, after 30 years with the company and more than 20 years as CFO. Upon his retirement, Chief Risk Officer Marty Grunst will become the company’s next CFO. “Steven’s expertise and stewardship have been important to BOK Financial’s growth during his tenure with the company,” said Stacy Kymes, president and chief executive officer of BOK Financial. “We are tremendously grateful to Steven for his contributions to our company, but this transition is made easier by Marty’s considerable financial management experience, as well as his strategic and operational savvy. He will be a tremendous asset as we navigate a complex operating environment.” “I’ll miss the collaborative spirit up and down the organization, but am so proud of where the company is today,” said Nell. “It has been incredibly energizing to be on a team that shares a vision and works toward achieving goals.” As chief financial officer, Grunst will be responsible for all accounting and financial reporting, tax, corporate treasury, mergers and acquisitions, and investor relations. In addition, the company’s enterprise data and analytics function will continue reporting up through him. Grunst has been with the company since 2009, initially as treasurer and most recently serving as chief risk officer. He has more than three decades of experience in the financial industry, including treasury, corporate finance and line of business finance roles with Bank One (now JPMorgan Chase). Grunst currently serves on the board of Junior Achievement of Tulsa and previously served on the Jenks Public School Foundation. “Building on the disciplined momentum overseen by Steven is an incredibly exciting opportunity,” said Grunst. “I could not be more proud to continue his efforts and work alongside a remarkable team.” Mindy Mahaney will assume the role of chief risk officer. She has been with the company since 2008 and most recently served as chief operating officer for wealth management. “Mindy’s leadership of the wealth division’s complex and ever-changing operations, plus her past stints as CFO and background in public accounting align well with the role of CRO,” said Kymes. Before joining BOK Financial in July 2008, Mahaney served as chief financial officer at Oklahoma’s Spirit Bank. She previously spent a decade in public accounting at Arthur Andersen after graduating from Oklahoma State University with a double major in Agricultural Economics and Accounting. A Certified Public Accountant, she graduated with honors from the University of Colorado’s Graduate School of Banking and has her Series 7 license.

“Stepping into such a critical role within the company is an honor,” said Mahaney. “I am eager to continue working with the team to ensure we are well-positioned for any and all future challenges. I look forward to continuing to develop and champion our culture of risk management.” * * * BOK Financial Corporation is a $44 billion regional financial services company headquartered in Tulsa, Oklahoma with $95 billion in assets under management and administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc.; BOK Financial Private Wealth, Inc.; and BOK Financial Insurance, Inc. BOKF, NA's holdings include TransFund and Cavanal Hill Investment Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque; Bank of Oklahoma; Bank of Texas; and BOK Financial® in Arizona, Arkansas, Colorado, Kansas and Missouri; as well as having limited purpose offices in Nebraska, Wisconsin and Connecticut. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment, trust and insurance services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.